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                                                                   EXHIBIT 10.17


                         APPLIED SIGNAL TECHNOLOGY, INC.

                       1991 STOCK OPTION PLAN, AS AMENDED

                          (AS AMENDED JANUARY 25, 1997)



         1. Purpose. On January 18, 1991, the Applied Signal Technology, Inc., 1991 Stock Option Plan (the "Prior Plan") was adopted. The Prior Plan is hereby amended and restated in its entirety and renamed the Applied Signal Technology, Inc. 1991 Stock Option Plan, as Amended (the "Plan"). The Plan is established to attract, retain and reward persons providing services to Applied Signal Technology, Inc. and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       Administration.

                  (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                  (b) Options Authorized. Options may be either incentive stock options as defined in section 422 of the Code ("Incentive Stock Options") or nonqualified stock options.

                  (c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

                  (d) Administration with Respect to Insiders. With respect to the participation in the Plan of officers or directors of the Company or any other person whose transactions in the



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common stock of the Company are subject to Section 16 of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board in compliance with the requirements, if any, of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation.

                  (e) Compliance with Section 162(m) of the Code. If a Participating Company is a "publicly held corporation" as defined in paragraph
(2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

         3.       Eligibility and Option Limitations.

                  (a) Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Eligible persons may be granted more than one (1) Option.

                  (b) Restrictions on Option Grants. A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option.


                  (c) Section 162(m) Grant Limit. Subject to adjustment as provided in paragraph 8 below, at any such time as a Participating Company is a "publicly held corporation" as defined in paragraph 2 of Section 162(m), no employee shall be granted within any fiscal year of the Company Options which in the aggregate cover more than four hundred thousand (400,000) shares (the "Section 162(m) Grant Limit").

         4. Shares Subject to Option. Options shall be for the purchase of authorized but unissued or reacquired shares of the common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be two million (2,000,000) shares. In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.

         5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from January 18, 1991.



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         6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

                  (a) Option Price. The option price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the option price per share for a nonqualified stock option may be greater than, equal to, or less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an option price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

                  (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.



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                  (c)      Payment of Option Price.

                           (i) Forms of Payment Authorized.  Payment of the
option price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the option price, (iii) by the Optionee's recourse promissory note, (iv) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard form or forms of stock option agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the option price and/or which otherwise restrict one (1) or more forms of consideration.

                           (ii) Tender of Company Stock.  Notwithstanding the
foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock. Unless otherwise provided for by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                           (iii) Payment by Promissory Note.  No promissory note
shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than five (5) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company. Unless otherwise provided by the Board, in the event the Company at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                           (iv) Assignment of Proceeds of Sale.  The Company
reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of



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an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.


                  (d) Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                           (i) the direct or indirect sale or exchange by the
shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

                           (ii) a merger in which the Company is not the
surviving corporation;

                           (iii) a merger in which the Company is the surviving
corporation where the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger;

                           (iv)  the sale, exchange, or transfer of all or
substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

                           (v)  a liquidation or dissolution of the Company.

         In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. With respect to outstanding Options granted by the Board prior to January 4, 1992, in the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a merger described in (ii) above or a sale of assets described in (iv) above, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Board so determines. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 6(d) shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.


         7. Standard Forms of Stock Option Agreement. The Board may, from time to time adopt or amend a standard form or forms of stock option agreement. Any standard form of stock option agreement for an Option shall properly reflect such Option's status as an Incentive Stock Option or a nonqualified stock option, as the case may be. The Board may, from time to time,



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vary the terms of the standard form or forms of stock option agreement, either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by an Optionee on exercise of an Option in the event such Optionee's employment with the Participating Company Group is terminated for any reason, with or without cause. Unless otherwise provided by the Board at the time an Option is granted, or unless otherwise provided in the standard form or forms of stock option agreement as revised from time to time, the terms of the standard form of stock option agreement shall include the following:

                  (a) Tax Withholding. At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, an Optionee shall authorize payroll withholding and otherwise agree to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares of Stock acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

                  (b) Certificate Registration. The certificate or certificates for the shares of Stock as to which an Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

                  (c) Restrictions on Grant of the Option and Issuance of Shares. The grant of an Option and the issuance of shares of Stock on exercise of the Option shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. An Option may not be exercised if the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares of Stock issuable on exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of an Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                  (d) Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the exercise of an Option.



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                  (e)      Termination of Employment.

                           (I)  Termination of the Option.  If the Optionee
ceases to be an employee of the Participating Company Group for any reason except death or disability within the meaning of section 422(c) of the Code, an Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee's employment terminates, but in any event no later than the date of expiration of the Option term. If the Optionee's employment with the Participating Company Group is terminated because of the death or disability of the Optionee within the meaning of section 422(c) of the Code, an Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. An Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three
(3) months after the Optionee's termination of employment.

                           (ii) Termination of Employment Defined.  For purposes
of this paragraph 7(e), an Optionee's employment shall be deemed to have terminated either upon an actual termination of employment or upon the Optionee's employer ceasing to be a Participating Company.

                           (iii) Extension if Exercise Prevented by Law.
Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth above is prevented because the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal or state securities law or other law or regulation, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the date of expiration of the Option term.

                           (iv)  Leave of Absence.  For purposes hereof, an

Optionee's employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, an Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, however, a leave of absence shall be treated as employment for purposes of determining the exercisability and/or vesting of the Options held by an Optionee if and only if the leave of absence is designated by the Company as (or required by law to be) a leave for which vesting credit is given.

                           (v)  Application to Directors, Consultants and
Advisors. In the event an Optionee is a director or consultant, advisor, or other independent contractor but not an




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employee of a Participating Company at the time an Option is granted, termination of the Optionee's status as a director or consultant, advisor, or other independent contractor of the Participating Company shall be deemed to be termination of the Optionee's "employment" for purposes of interpreting this paragraph 7(e).

                  (f) Legends. The Company may at any time place legends referencing any applicable federal or state securities law restrictions and the fact that the shares of Stock were issued by the Company pursuant to the exercise of an Incentive Stock Option (as defined in section 422(b) of the Code), as the case may be, on all certificates representing shares of Stock subject to the provisions of this paragraph 7. An Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to the exercise of an Option in the possession of the Optionee in order to effectuate the provisions of this paragraph.

                  (g) Rights as a Shareholder or Employee. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 8 below. Nothing in an Option shall confer upon an Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.


         8. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, to the Section 162(m) Grant Limit set forth in paragraph 3(c) above, and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares of Stock that are subject to an Option are exchanged for, converted into, or otherwise become shares of another corporation (the "New Shares"), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendments, the number of shares of Stock and the option price of the outstanding Options shall be adjusted in a fair and equitable manner.

         9. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

         10. Nontransferability of Incentive Stock Options. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, a nonqualified stock option shall be assignable or transferable to the extent permitted by the Board and set forth in the option agreement evidencing such Option.



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         11. Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's shareholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 8 above), (b) no change in the class of persons eligible to receive Incentive Stock Options and
(c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no termination or amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

         12. Continuation of Prior Plan as to Outstanding Options. Notwithstanding any other provision of the Plan to the contrary, the terms of the Prior Plan shall remain in effect and apply to Options granted pursuant to the Prior Plan.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Applied Signal Technology, Inc. 1991 Stock Option Plan, As Amended, as amended by the Board through January 25, 1997.




                                                 -------------------------------
                                                 Secretary



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                                  PLAN HISTORY


         January 18, 1991    Plan adopted by Board of Directors with 1,500,000
                             shares in the reserve

         February 28, 1991   Plan approved by Shareholders

         March 6, 1992       Plan amended by Board of Directors re terms of
                             Transfer of Control

         March 7, 1996       Plan amended by Board of Directors to eliminate
                             private company provisions no
                             longer applicable

         January 25, 1997    Plan amended by Board of Directors to (a) increase
                             share reserve to 2,000,000, (b) establish a Section
                             162(m) Grant Limit of 400,000 shares, and (c) permit the grant of transferable nonqualified stock options

         March 6, 1997       Shareholders approve Plan, with a share reserve of
                             2,000,000 shares



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